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                                                                   Exhibit 10.16

                            REPRESENTATION AGREEMENT
                            ------------------------


     THIS REPRESENTATION AGREEMENT ("Agreement") is made and entered into as of the 15th day of July, 1994, by and between Higher Education Group, Inc., a Colorado corporation ("HEG"), and Jones Education Networks, Inc., a Colorado corporation ("Jones").

                                    Recitals
                                    --------

     A. HEG has offered to represent Jones in connection with the distribution of certain video programming in the Territory (as hereinafter defined).

     B. Jones desires to be represented by HEG on the terms and conditions set forth herein.

                                   Agreement
                                   ---------

     Therefore, in consideration of the foregoing and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     1.  Representation of Jones.  Subject to the provisions of this Agreement,
         ------------------------
Jones hereby grants to HEG the right to act as Jones' agent in the distribution to cable television operators in the Territory of video programs, as generally described on Exhibit A attached hereto (the "Jones Programming")
             ---------

     2.  Territory.  The geographic area covered by this Agreement and the area
         ---------
in which the respective obligations of the parties under this Agreement are applicable is Taiwan, the Republic of China (the "Territory").

     3.  Nature of Relationship.  The right of HEG to act as Jones' agent
         ----------------------
granted in Section 1 hereof shall (i) apply only with respect to the Jones Programming and to no other programming, and (ii) be exclusive with respect to the distribution of the Jones Programming in the Territory. Nothing in this Agreement shall be deemed to create, and the parties do not intend to create, any relationship of partners or joint venturers as between HEG and Jones. Neither HEG nor Jones shall be or hold itself out as the agent of the other under this Agreement, except as and to the extent described in this Agreement. HEG shall have no power to bind Jones contractually or to incur any debt or obligation on behalf of Jones. HEG shall not at any time enter into any contract with any person, firm, or corporation that shall purport to bind Jones in any matter
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whatsoever without written authority from Jones, and any such contract entered into by HEG shall not be binding upon Jones.

     4.  Obligations of HEG.
         ---------------------

         (a) HEG shall use its best efforts to secure Programming Distribution Agreements, in the form attached hereto as Exhibit B, from cable television
                                           ---------
operators in the Territory. HEG shall have no authority to make or commit to make any changes to the form of Programming Distribution Agreement attached hereto as Exhibit B without the prior written approval of Jones. Cable
          ---------
television operators in the Territory which (i) execute a Programming Distribution Agreement and (ii) hold a valid franchise license issued pursuant to the Cable Television Law of the Republic of China and all other necessary permits and licenses to operate a cable television system in the Territory are referred to in this Agreement as "Distributors".

         (b) HEG shall coordinate all aspects of the distribution of the Jones Programming by Distributors in the Territory. HEG shall be responsible for billing and collecting license fees and any other amounts owed by Distributors to Jones under Programming Distribution Agreements with Jones. HEG shall require payment of all license fees in cash or cash equivalents. HEG shall deposit all amounts collected from Distributors in an account approved by Jones that is located within the Territory.

         (c) HEG shall keep accurate books and records in connection with its activities under this Agreement. During the term of this Agreement, and for the calendar quarter concluding immediately after the expiration or termination of this Agreement, HEG shall prepare and deliver to Jones, within 45 days after the completion of each calendar quarter, an unaudited statement of revenues collected from Distributors under this Agreement for the quarter then ended, which statement shall be accompanied by the certification of the financial officer responsible for its preparation. At least once each year during the term of this Agreement, HEG shall deliver an audited statement of the revenues collected from Distributors during the preceding 12-month period. Jones shall have the right to inspect and audit the records of HEG relating to this Agreement, at the expense of Jones, upon reasonable notice and during normal business hours, in order to verify the financial statements delivered pursuant to this subsection (d).

         (d) HEG shall be responsible for obtaining, at its sole cost and expense, all necessary licenses and permits required to perform its obligations under this Agreement. HEG shall fully adhere to all applicable legal requirements in the performance of its obligations under this Agreement.

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     (e) HEG shall make its representatives available to meet with representatives of Jones at least once each calendar quarter for the purpose of assessing the project's progress and to discuss future plans and activities.

 5.  Obligations of Jones.
     --------------------

     (a) Jones shall produce master video tapes of the Jones Programming in NTSC SVHS format. Jones, in consultation with HEG, shall coordinate the duplication of the tapes and the shipment of the tapes to the Territory. Jones shall make the tapes available to HEG for distribution at least seven days prior to the anticipated airing of the Jones Programming in the Territory.

     (b) Jones shall keep accurate books and records in connection with its activities under this Agreement. During the term of this Agreement, and for the calendar quarter concluding immediately after the expiration or termination of this Agreement, Jones shall prepare and deliver to HEG, within 45 days after the completion of each calendar quarter, an unaudited statement of the direct expenses incurred in the performance of its obligations under this Agreement, including the cost of developing the Jones Programming, duplicating and shipping the video tapes containing the Jones Programming, and providing the marketing support required by subsection (c) of this Section 5. Each statement shall be accompanied by the certification of the financial officer responsible for its preparation. Jones shall have the right to inspect and audit the records of HEG relating to this Agreement, at the expense of HEG, upon reasonable notice and during normal business hours, in order to verify the statements delivered pursuant to this subsection (b).

     (c) Jones shall make marketing and promotional materials available to HEG, and provide other marketing support to HEG, in accordance with the marketing plan attached as Exhibit C to this Agreement.
                 ---------

     (d) Jones shall make its representatives available to meet with representatives of HEG at least once each calendar quarter for the purpose of assessing the project's progress and to discuss future plans and activities.

 6.  Compensation; Expenses.
     ----------------------

     (a) Within 45 days after the end of each calendar quarter, HEG shall be entitled to receive a fee from Jones equal to fifty percent (50%) of the Net Revenues (as hereinafter defined) generated from the distribution of the Jones

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Programming under this Agreement.  For purposes of this Agreement, the term "Net
Revenues" shall mean (i) all cash or other property directly or indirectly received from a Distributor in connection with any Programming Distribution Agreement, less (ii) the direct costs incurred by Jones in connection with the development and production of the Programming, including duplicating and shipping the video tapes containing the Jones Programming, and the direct cost of the marketing support required by this Agreement, .

         (b) Except as provided in subsection (a) of this Section 6, all expenses incurred by HEG or Jones in connection with the performance of their respective obligations under this Agreement shall be and remain the sole responsibility of the party incurring such expenses.

     7.  Term and Termination.
         --------------------

         (a) Unless earlier terminated as provided in this Section 7, the term of this Agreement shall commence on the date hereof and shall continue for a period of five years. This Agreement shall automatically renew for an additional term of five years upon the expiration of the initial term, unless either Jones or HEG gives the other written notice of its desire not to renew this Agreement, at least 90 days prior to the expiration of the then current term, because the collaboration has not been profitable during the initial term, or is not reasonably expected to be profitable during the renewal term. Except as otherwise expressly set forth herein, this Agreement may not be terminated by either party except for a breach of the terms hereof, and then only after written notice of such alleged breach has been delivered to the breaching party and such party has had 60 days to cure such breach.

         (b) Notwithstanding anything to the contrary in this Agreement, either Jones or HEG may terminate this Agreement immediately upon written notice to the other if, by January 1, 1995, HEG has not obtained executed Programming Distribution Agreements in the form attached hereto as Exhibit B (with only such
                                                       ---------
modifications as to which Jones has given its written approval) from Distributors whose systems provide cable television programming, in the aggregate, to at least 200,000 basic cable subscribers in the Territory.

         (c) Notwithstanding anything to the contrary in this Agreement, HEG may terminate this Agreement upon at least 180 days written notice to Jones of a material change in the laws or regulations in the Territory that would render HEG's performance of this Agreement illegal or commercially impracticable.

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      8.  Future Activities by HEG and Jones.  If the distribution of the Jones
         ----------------------------------
Programming in the Territory is profitable and stable, in the sole opinion of both Jones and HEG, the parties shall enter into good faith discussions regarding collaboration on additional revenue generating projects involving educational cable television programming in the Territory, including but not limited to offering student certificate and degree programs and selling advertising (the "Additional Projects"). If the parties agree to collaborate on any Additional Projectsin the Territory, the financial terms shall be substantially the same as those set forth in Section 6 of this Agreement (i.e., HEG to receive a fee equal to 50% of net revenues). Neither HEG nor Jones shall engage in any Additional Projects in the Territory during the term (including any renewal term) of this Agreement, except in collaboration with one another.

      9.  Property Rights.  All right, title and interest in and to the Jones
         ----------------
Programming, and all materials, ideas, formats and concepts, computer software or other rights of whatever nature related thereto are, and shall remain, the sole and exclusive property of Jones or its affiliates. Further, HEG hereby acknowledges and agrees that the Programming and the names "Jones", "Mind Extension University", "The Education Network", "Jones Computer Network" and all other names, logos, marks, copyright notices or designations utilized by Jones or its affiliates in connection with the Jones Programming or otherwise (collectively, the "Marks") are the sole and exclusive property of Jones and/or its affiliates, and no rights or ownership are intended to be or shall be transferred to HEG or any other person. HEG may use the Marks in connection with its activities as a representative of Jones under this Agreement only in advertising or promotional materials that have be submitted to and approved by Jones in advance of their use.

     10.  Representations and Warranties.  Jones represents and warrants to HEG
          ------------------------------
that it is a corporation duly organized and validly existing under the laws of the State of Colorado, United States of America; that it has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; and that it is under no contractual or other legal obligation that in any way interferes with its ability to fully perform its obligations hereunder. HEG represents and warrants to Jones that it is a corporation duly organized and validly existing under the laws of Colorado; that it has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; and that it is under no contractual or other legal obligation that in any way interferes with its ability to fully perform its obligations hereunder.

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     11.  Indemnification.
          ---------------

          (a) HEG shall indemnify and hold harmless Jones and its directors, officers, employees, attorneys and agents (the "Jones Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities and legal and other expenses (collectively, "Losses") as and when incurred, which arise out of or are based upon any breach of any representation, warranty, covenant or agreement of HEG contained in this Agreement.

          (b) Jones shall indemnify and hold harmless HEG and its directors, officers, employees, attorneys and agents (the "HEG Indemnitees") against and in respect of any and all Losses, as and when incurred, which arise out of or are based upon any breach of any representation, warranty, covenant or agreement of Jones contained in this Agreement.

     12.  Other Provisions.
          -----------------

          (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, HEG shall not subcontract or delegate to any third party any portion of its obligations under this Agreement without the prior written consent of Jones, except that HEG may assign this Agreement, in whole or in part, to a wholly-owned subsidiary of HEG.

          (b) All notices, statements and other communications given under this Agreement shall be in writing and shall be delivered by facsimile transmission, telegraph, personal delivery, certified mail, return receipt requested, or by next day express delivery, addressed, if to Jones, to Jones Education Networks, Inc., 9697 East Mineral Avenue, P.O. Box 3309, Englewood, Colorado 80155, Attn.:
President (Fax: 303-799-1644), with a copy to Legal Department at the same address and facsimile number; and if to HEG, to Higher Education Group, Inc., 29713 Troutdale Scenic Drive, C-2, P.O. Box 892, Evergreen, Colorado 80439-7738 (Fax: 303-674-2205) The date of such facsimile transmission, telegraphing or personal delivery, or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

          (c) A waiver by either party of any term or condition of this Agreement in any one instance shall not be deemed or construed as a continuing waiver or a waiver of any subsequent breach thereof. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof
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and supersedes all prior understandings and agreements, oral or written between the parties hereto. This Agreement may not be modified except in a writing executed by both parties hereto.

          (d) This Agreement and all collateral matters shall be construed in accordance with the internal laws of the State of Colorado applicable to agreements fully made and to be performed therein, irrespective of the place of actual execution or performance.

          (e) The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

     The parties hereto have entered into this Agreement as of the date first set forth above.

                                           HIGHER EDUCATION GROUP, INC.


                                    By:     /s/ David J. Figuli
                                            ------------------------------------
                                    Name:   David J. Figuli
                                            ------------------------------------
                                    Title:  President
                                             -----------------------------------

                                    JONES EDUCATION NETWORKS, INC.


                                    By:    /s/ Gregory J. Liptak
                                           -------------------------------------
                                           Gregory J. Liptak
                                           Group President/Global Distribution

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                                   Exhibit A
                                   ---------
                                      to
                                      --
                           Representation Agreement
                           ------------------------


                               Jones Programming
                               -----------------


     The Jones Programming shall consist of educational programming produced or obtained by Jones and/or its affiliates. Jones shall have the exclusive authority to determine from time to time the content, selection and format of the educational programming that will constitute the Jones Programming

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                                   Exhibit C
                                   ---------
                                      to
                                      --
                           Representation Agreement
                           ------------------------


                                Marketing Plan
                                --------------


     The base marketing plan for the Territory consists of the following:

        1. Development and distribution of network promotional video tapes to drive Distributor growth (estimated first year expense of $5,000).

        2. Trade magazine advertising - one ad per month (estimated first year expense of $20,000).

        3. Development and printing of affiliate sales and support materials (estimated first year expense of $15,000).

        4. Convention booth, once per year (estimated first year expense of $5,000).

        5. Premium items for distribution to Distributors and at the convention (estimated first year expense of $5,000).

        6.  Other items jointly approved by HEG and Jones.

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